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                                                                     EXHIBIT 16




                          [ARTHUR ANDERSEN LETTERHEAD]



March 22, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated March 20 2002 of Pactiv Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP


cc: Andrew A. Campbell
    Senior Vice President and Chief Financial Officer